Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(407) 904-3324

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	Alpine Income Property Trust Reports Fourth Quarter and Full Year 2022 Operating Results

WINTER PARK, FL – February 9, 2023 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter and year ended December 31, 2022.

Select Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.34 and $2.17 for the quarter and year ended December 31, 2022, respectively.
◾	Reported FFO per diluted share of $0.37 and $1.73 for the quarter and year ended December 31, 2022, respectively.
◾	Reported AFFO per diluted share of $0.41 and $1.77 for the quarter and year ended December 31, 2022, respectively.
◾	Acquired seven retail net lease properties during the fourth quarter of 2022 for total acquisition volume of $41.7 million, reflecting a weighted average going-in cash cap rate of 7.4%.
◾	Sold five net lease properties during the fourth quarter of 2022 for total disposition volume of $31.4 million at a weighted average exit cash cap rate of 6.5%, generating total gains of $6.6 million.
◾	Increased investment grade-rated tenant exposure to 54% as of December 31, 2022, up from 45% as of December 31, 2021.
◾	Paid a cash dividend for the fourth quarter of 2022 of $0.275 per share, representing an annualized yield of 5.5% based on the closing price of the Company’s common stock on February 8, 2022.
◾	During the year ended December 31, 2022, the Company acquired 51 net lease properties for total acquisition volume of $187.4 million, reflecting a weighted average going-in cash cap rate of 7.1%.
◾	During the year ended December 31, 2022, the Company sold 16 net lease properties for total disposition volume of $154.6 million at a weighted average exit cap rate of 6.5%, generating aggregate gains of $33.8 million.
◾	Paid cash dividends during the full year 2022 of $1.09 per share, a 7.4% increase over the Company’s full year 2021 cash dividends.

CEO Comments

“We’re very pleased with our performance in 2022 as we proactively recycled assets to drive positive net investment spreads, meaningfully improved our balance sheet, and continued to enhance the quality and diversity of our 100% retail net lease portfolio,” John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust.

“While we’re taking a prudent approach to begin 2023, our lower leverage, increased exposure to investment grade-rated tenants, lack of debt maturities until 2026, and focused acquisition strategy has us well-positioned to support our attractive current dividend yield and navigate an uncertain macroeconomic environment.”

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended December 31, 2022 (in thousands, except per share data):

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Variance to Comparable Period in the Prior Year
Total Revenues	$11,595	$9,470	$ 2,125	22.4%

Net Income	$5,525	$9,549	$ (4,024)	(42.1%)
Net Income Attributable to PINE	$4,862	$8,302	$ (3,440)	(41.4%)
Net Income per Diluted Share Attributable to PINE	$0.34	$0.64	$ (0.30)	(46.9%)

FFO (1)	$5,304	$5,443	$ (139)	(2.6%)
FFO per Diluted Share (1)	$0.37	$0.42	$ (0.05)	(11.9%)
AFFO (1)	$5,763	$5,365	$ 398	7.4%
AFFO per Diluted Share (1)	$0.41	$0.41	$ 0.00	0.0%

Dividends Declared and Paid, per Share	$0.275	$0.270	$ 0.005	1.9%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Annual Operating Results Highlights

The table below provides a summary of the Company’s operating results for year ended December 31, 2022 (in thousands, except per share data):

	Year Ended December 31, 2022	Year Ended December 31, 2021	Variance to Comparable Period in the Prior Year
Total Revenues	$45,203	$30,128	$ 15,075	50.0%

Net Income	$33,955	$11,462	$ 22,493	196.2%
Net Income Attributable to PINE	$29,720	$9,964	$ 19,756	198.3%
Net Income per Diluted Share Attributable to PINE	$2.17	$0.89	$ 1.28	143.8%

FFO (1)	$23,718	$17,726	$ 5,992	33.8%
FFO per Diluted Share (1)	$1.73	$1.58	$ 0.15	9.5%
AFFO (1)	$24,236	$17,904	$ 6,332	35.4%
AFFO per Diluted Share (1)	$1.77	$1.59	$ 0.18	11.3%

Dividends Declared and Paid, per Share	$1.090	$1.015	$ 0.075	7.4%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Acquisitions

During the three months ended December 31, 2022, the Company acquired seven high-quality retail net lease properties for total acquisition volume of $41.7 million, reflecting a weighted average going-in cash cap rate of 7.4%. As of the acquisition date, the properties had a weighted average remaining lease term of 8.2 years.  The acquired properties are located in six states, leased to tenants operating in four retail sectors, including the grocery, home improvement, dollar stores, and sporting goods industries, and 100% of annualized cash base rents are generated from a tenant or the parent of a tenant with an investment grade credit rating.

During the year ended December 31, 2022, the Company acquired 51 net lease properties for total acquisition volume of $187.4 million, reflecting a weighted average going-in cash cap rate of 7.1%. As of the acquisition date, the properties had a weighted average remaining lease term of 8.7 years and were located in 21 states. Approximately 77% of annualized cash base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

Dispositions

During the three months ended December 31, 2022, the Company sold five net lease properties for total disposition volume of $31.4 million, representing a weighted average exit cash cap rate of 6.5%. The sale of the properties generated total gains of $6.6 million. The properties were leased to Freddy’s Frozen Custard, Big Lots, Harris Teeter, and Rite Aid.

During the year ended December 31, 2022, the Company sold 16 net lease properties, including its sole remaining office property located in Hillsboro, Oregon, for total disposition volume of $154.6 million, representing a weighted average exit cash cap rate of 6.5%. The sale of the properties generated total gains of $33.8 million. Excluding the office property disposition, the properties were sold at a weighted average exit cap rate of 5.9%.

Property Portfolio

The Company’s portfolio consisted of the following as of December 31, 2022:

Number of Properties	148
Square Feet	3.7 million
Annualized Base Rent	$40.4 million
Weighted Average Remaining Lease Term	7.6 years
States where Properties are Located	34
Occupancy	99.5%

% of Annualized Base Rent Attributable to Investment Grade Rated Tenants (1)(2)	54%
% of Annualized Base Rent Attributable to Credit Rated Tenants (1)(3)	79%

Any differences are a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s portfolio included the following top tenants that represent 2.0% or greater of the Company's total annualized base rent as of December 31, 2022:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Walgreens	BBB	11%
Dick’s Sporting Goods	BBB	7%
Dollar Tree/Family Dollar	BBB	7%
Lowe’s	BBB+	6%
Dollar General	BBB	5%
Academy Sports	BB	5%
LA Fitness	B-	5%
Walmart	AA	5%
Hobby Lobby	N/A	4%
At Home	B-	4%
Best Buy	BBB+	3%
Burlington	BB+	2%
Other		36%
Total		100%

Any differences are a result of rounding.

(1)

Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of December 31, 2022. The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher.

The Company’s portfolio consisted of the following industries as of December 31, 2022:

Industry	% of Annualized Base Rent
Sporting Goods	13%
Dollar Stores	13%
Pharmacy	12%
Home Furnishings	9%
Home Improvement	8%
Grocery	5%
Consumer Electronics	5%
Health & Fitness	5%
Entertainment	4%
General Merchandise	4%
Convenience Stores	3%
Specialty Retail	3%
Automotive Parts	2%
Quick Service Restaurant	2%
Off-Price Retail	2%
Casual Dining	2%

Farm & Rural Supply		1%
Office Supplies		1%
Financial Services		<1%
Healthcare Services		< 1%
Fast Casual Restaurants		< 1%
Other (1)		< 1%
Total	26 Industries	100%

Any differences are a result of rounding.

(1)	Includes three industries collectively representing less than 1% of the Company’s ABR as of December 31, 2022.

The Company’s portfolio included properties in the following states as of December 31, 2022:

State	% of Annualized Base Rent
Texas	17%
New York	8%
Ohio	6%
Georgia	6%
Michigan	6%
New Jersey	5%
Florida	5%
Illinois	4%
Oklahoma	4%
West Virginia	3%
South Carolina	3%
Alabama	3%
North Carolina	2%
Minnesota	2%
Wisconsin	2%
Louisiana	2%
Kansas	2%
Missouri	2%
Massachusetts	2%
Nevada	2%
Maryland	2%
Nebraska	2%
Pennsylvania	2%
Kentucky	1%
Connecticut	1%
Mississippi	1%
Indiana	1%
New Mexico	1%
Maine	<1%
Washington	< 1%
South Dakota	< 1%
Arizona	< 1%

California		< 1%
Virginia		< 1%
Total	34 States	100%

Any differences are a result of rounding.

Capital Markets and Balance Sheet

During the quarter ended December 31, 2022, the Company completed the following notable capital markets activities:

◾	On December 1, 2022, the Company completed the defeasance of its $30.0 million secured mortgage, unencumbering six properties of which the company subsequently sold four of the properties during the fourth quarter.
◾	The Company issued 1,479,241 common shares under its ATM offering program at a weighted average gross price of $18.81 per share, for total net proceeds of $27.4 million.

During the year ended December 31, 2022, the Company completed the following notable capital markets activities:

◾	Exercised the accordion options under the Company’s 2026 Term Loan and 2027 Term Loan for $40.0 million and $20.0 million, respectively, increasing aggregate lender commitments and borrowings under each Term Loan to $100.0 million.
◾	Expanded its revolving credit facility from $150 million to $250 million and extended the maturity date to January 2027.
◾	Issued 1,925,408 common shares under its ATM offering program at a weighted average gross price of $18.96 per share, for total net proceeds of $36.0 million.

The following table provides a summary of the Company’s long-term debt as of December 31, 2022:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2026 Term Loan (1)	$100.0 million	SOFR + 10 bps + [1.35% - 1.95%]	May 2026
2027 Term Loan (2)	$100.0 million	SOFR + 10 bps + [1.25% - 1.90%]	January 2027
Revolving Credit Facility	$68.3 million	SOFR + 10 bps + [1.25% - 2.20%]	January 2027
Total Debt/Weighted Average Rate	$268.3 million	3.98%
(1)

As of December 31, 2022, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(2)

As of December 31, 2022, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 1.18% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

As of December 31, 2022, the Company held an 88.7% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”).  There were 1,703,494 OP Units held by third parties outstanding and 13,394,677 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 15,098,171, as of December 31, 2022.

As of December 31, 2022, the Company’s net debt to Pro Forma EBITDA was 7.1 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.7 times. As of December 31, 2022, the Company’s net debt to total enterprise value was 47.0%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been converted to common shares.

Dividend

On November 22, 2022, the Company announced a $0.275 per share common stock cash dividend for the fourth quarter of 2022, payable on December 30, 2022 to stockholders of record as of the close of business on December 12, 2022. The fourth quarter 2022 cash dividend represents a 1.9% increase over the comparable prior year period quarterly common stock cash dividend and a payout ratio of 74.3% and 67.1% of the Company’s fourth quarter 2022 FFO per diluted share and AFFO per diluted share, respectively.

During the year ended December 31, 2022, the Company paid common stock cash dividends of $1.09 per share, a 7.4% increase over the Company’s full year 2021 common stock cash dividends. The dividends paid in 2022 represent payout ratios of 63.0% of full year 2022 FFO per diluted share and 61.6% of full year 2022 AFFO per diluted share.

2023 Outlook

The Company's outlook and guidance for 2023 assumes stable or improving economic activity, strong underlying business trends related to each of our tenants and other significant assumptions.

The Company’s outlook for 2023 is as follows:

	Outlook Range for 2023
	Low		High
Acquisitions	$100 million	to	$150 million
Dispositions	$25 million	to	$50 million
FFO per Diluted Share	$1.50	to	$1.55
AFFO per Diluted Share	$1.52	to	$1.57
Weighted Average Diluted Shares Outstanding	16.0 million	to	16.4 million

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and year ended December 31, 2022 on Friday, February 10, 2023, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/mhzc65zg

Dial-In:https://register.vevent.com/register/BIee12966deeff406abc886ee96f6bae19

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	December 31, 2022	December 31, 2021
ASSETS
Real Estate:
Land, at Cost	$176,857	$178,172
Building and Improvements, at Cost	322,510	266,236
Total Real Estate, at Cost	499,367	444,408
Less, Accumulated Depreciation	(22,313)	(15,419)
Real Estate—Net	477,054	428,989
Cash and Cash Equivalents	9,018	8,851
Restricted Cash	4,026	646
Intangible Lease Assets—Net	60,432	58,821
Straight-Line Rent Adjustment	1,668	1,838
Other Assets	21,233	6,369
Total Assets	$573,431	$505,514
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$4,411	$2,363
Prepaid Rent and Deferred Revenue	1,479	2,033
Intangible Lease Liabilities—Net	5,050	5,476
Long-Term Debt	267,116	267,740
Total Liabilities	278,056	277,612
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 13,394,677 shares issued and outstanding as of December 31, 2022 and 11,454,815 shares issued and outstanding as of December 31, 2021	134	114
Additional Paid-in Capital	236,841	200,906
Retained Earnings (Dividends in Excess of Net Income)	10,042	(6,419)
Accumulated Other Comprehensive Income	14,601	1,922
Stockholders' Equity	261,618	196,523
Noncontrolling Interest	33,757	31,379
Total Equity	295,375	227,902
Total Liabilities and Equity	$573,431	$505,514

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

 (In thousands, except share, per share and dividend data)

	(Unaudited) Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues:
Lease Income	$11,595	$9,470	$45,203	$30,128
Total Revenues	11,595	9,470	45,203	30,128
Operating Expenses:
Real Estate Expenses	1,242	1,284	5,435	3,673
General and Administrative Expenses	1,414	1,340	5,784	5,027
Depreciation and Amortization	6,332	5,025	23,564	15,939
Total Operating Expenses	8,988	7,649	34,783	24,639
Gain on Disposition of Assets	6,553	9,131	33,801	9,675
Loss on Extinguishment of Debt	(443)	—	(727)	—
Net Income from Operations	8,717	10,952	43,494	15,164
Interest Expense	3,192	1,403	9,539	3,702
Net Income	5,525	9,549	33,955	11,462
Less: Net Income Attributable to Noncontrolling Interest	(663)	(1,247)	(4,235)	(1,498)
Net Income Attributable to Alpine Income Property Trust, Inc.	$4,862	$8,302	$29,720	$9,964

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.39	$0.73	$2.48	$1.02
Diluted	$0.34	$0.64	$2.17	$0.89
Weighted Average Number of Common Shares:
Basic	12,500,785	11,347,778	11,976,001	9,781,066
Diluted (1)	14,204,279	13,051,272	13,679,495	11,246,227

Dividends Declared and Paid	$0.275	$0.270	$1.090	$1.015

(1)

Includes the weighted average impact of 1,703,494 shares underlying OP units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net Income	$5,525	$9,549	$33,955	$11,462
Depreciation and Amortization	6,332	5,025	23,564	15,939
Gain on Disposition of Assets	(6,553)	(9,131)	(33,801)	(9,675)
Funds from Operations	$5,304	$5,443	$23,718	$17,726
Adjustments:
Loss on Extinguishment of Debt	443	—	727	—
Amortization of Intangible Assets and Liabilities to Lease Income	(80)	(89)	(328)	(257)
Straight-Line Rent Adjustment	(198)	(214)	(935)	(607)
COVID-19 Rent Repayments, Net	—	22	45	430
Non-Cash Compensation	74	78	310	309
Amortization of Deferred Financing Costs to Interest Expense	192	126	599	362
Other Non-Cash (Income) Expense	28	(1)	100	(18)
Recurring Capital Expenditures	—	—	—	(41)
Adjusted Funds from Operations	$5,763	$5,365	$24,236	$17,904

FFO per Diluted Share	$0.37	$0.42	$1.73	$1.58
AFFO per Diluted Share	$0.41	$0.41	$1.77	$1.59

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended
December 31, 2022
Net Income	$5,525
Adjustments:
Depreciation and Amortization	6,332
Gain on Disposition of Assets	(6,553)
Loss on Extinguishment of Debt	443
Straight-Line Rent Adjustment	(198)
Non-Cash Compensation	74
Amortization of Deferred Financing Costs to Interest Expense	192
Amortization of Intangible Assets and Liabilities to Lease Income	(80)
Other Non-Cash Expense	28
Interest Expense, Net of Deferred Financing Costs Amortization	2,999
EBITDA	$8,762

Annualized EBITDA	$35,048
Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, Net (1)	1,133
Pro Forma EBITDA	$36,181

Total Long-Term Debt	$267,116
Financing Costs, Net of Accumulated Amortization	1,518
Cash and Cash Equivalents	(9,018)
Restricted Cash	(4,026)
Net Debt	$255,590

Net Debt to Pro Forma EBITDA	7.1x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activities during the three months ended December 31, 2022.